[KRONICK KALADA BERDY & CO. LETTERHEAD]

                        INDEPENDENT ACCOUNTANTS' CONSENT



The Board of Directors
Farnsworth Bancorp, Inc.
Bordentown, New Jersey


         We consent to the incorporation by reference in this Registration Statement of Farnsworth Bancorp, Inc. on Form S-8 of our report dated October 28, 2002, incorporated by reference in the Annual Report on Form 10- KSB of Farnsworth Bancorp, Inc. for the year ended September 30, 2002.




                                               /s/Kronick Kalada Berdy & Co.
                                               ---------------------------------
                                               Kronick Kalada Berdy & Co.





January 10, 2003

Kingston, Pennsylvania